CUSIP No. 232565101
                                  EXHIBIT 99.5


We, the undersigned, hereby express our agreement that the attached Schedule 13D is filed on behalf of each of us.

Date: September 17, 1997

YOSSI TULPAN


By:      /s/ Yossi Tulpan
     -----------------------------
         Yossi Tulpan

AMOS FIAT


By:      /s/ Amos Fiat
     -----------------------------
         Amos Fiat

YOSSI COHEN


By:      /s/ Yossi Cohen
     -----------------------------
         Yossi Cohen

KOOR CAPITAL MARKETS


By:      /s/  Itzhak Chalamish
     -----------------------------
         Itzhak Chalamish, President


By:      /s/  Yair Na'aman
     -----------------------------
         Yair Na'aman, Director

TELRAD HOLDINGS LTD.


By:      /s/  Oded Korithsoner
     ---------------------------------------
         Oded Korithsoner, Managing Director